                                                    Supplemental Information (b)

PROXY                                                                      PROXY
                                COTTER & COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints William M. Halterman; Richard L. Schaefer; and John M. West, Jr., and each of them, as Proxies, with full power of substitution, and hereby authorizes them, to represent and to vote, as designated below, all shares of Class A Common Stock of Cotter & Company held of record by the undersigned on February 16, 1996, at the Annual Meeting of Stockholders to be held on Tuesday, April 2, 1996, at The Stouffer Renaissance Hotel, 3801 Quebec Street, Denver, Colorado 80207, at 10:00 a.m., local time, and at any adjournments thereof.

     A COPY OF THE COMPANY'S 10-K ANNUAL REPORT IS AVAILABLE UPON REQUEST.

         PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY BALLOT PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                                COTTER & COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS.

1. ELECTION OF DIRECTORS           FOR  WITHHOLD  FOR ALL  (Except Nominee(s)
   Nominees:  J.W. (Bill) Blagg,   / /    / /       / /    __________________
   Samuel D. Costa, Jr., Daniel
   A. Cotter, Leonard C. Farr,
   and Dennis A. Swanson, for a
   term of three years.

2. To vote for the election of    FOR   AGAINST   ABSTAIN
   John F. Lottes, III, to        / /    / /       / /
   serve for a term of one
   year to fill the unexpired
   term of Robert G. Waters,
   retired.

3. Proposal to approve the       FOR   AGAINST    ABSTAIN
   appointment of Ernst &        / /    / /        / /
   Young, independent
   public accountants, as
   auditors of the Company
   for the fiscal year 1996.

4. In their discretion, the     FOR   AGAINST    ABSTAIN
   Proxies are authorized       / /    / /        / /
   to vote upon such other
   business as may properly
   come before the meeting,
   or any adjournments
   thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Dated: _________________, 1996

Signature(s) __________________________________

_______________________________________________
Please sign exactly as name appears on your Class A Common Stock certificate. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.